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EXHIBIT 10.21


1 16 98
Effective 08 07 97
Revision 15

                                    ONE PLUS

                       BILLING AND INFORMATION MANAGEMENT

                               SERVICES AGREEMENT

This One Plus Billing and Information Management Services Agreement (the "Agreement") is entered into this 19 day of January 1998, by and between Billing Concepts, Inc., a Delaware corporation, dba U.S. Billing (hereinafter "USBI") and Quintel Entertainment Inc., a Delaware corporation ("Customer").

                                   WITNESSETH:

WHEREAS, Customer is engaged in the business of providing certain pre-subscribed telecommunication services for which Customer desires to bill and collect for these services through the Local Exchange Carriers (LECs); and

WHEREAS, USBI has entered into billing and collection agreements with certain LECs which allow USBI to provide billing and information management services for qualifying Message Telephone Service ("MTS") calls on behalf of USBI's customers; and

WHEREAS, USBI has the ability through its computer hardware, computer software and accounting systems to provide billing and information management services for Qualifying MTS calls for Customer, and Customer desires to obtain such billing and information management services from USBI on the terms and conditions contained herein:

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

SECTION 1. DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context otherwise requires:

         BAD DEBT: See Uncollectible Amounts and Written-Off Accounts.

         BILLING TELEPHONE COMPANY (BTC): See Local Exchange Carrier.

         BOC: Bell Operating Company.



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         BUSINESS DAY: A day other than Saturday and Sunday on which commercial banks are open in the State of Texas.

         CLAIM: Claim, loss, liability, damage, cost, correction and expense, and whether ordinary, special, consequential or otherwise.

         CASUAL OPERATOR SERVICES (OS) TELEPHONE TRAFFIC: Casual operator assisted telephone calls that originate from locations where Customer is the pre-subscribed direct dial IXC or reseller of direct dial IXC services and the OS telephone calls are billed: (i) to the originating telephone number, (ii) collect to the terminating telephone number,
         (iii) to a third telephone number other than the originating or terminating telephone number, or (iv) to a LEC or IXC calling card.

         EMI BILLING RECORD: Computer readable records containing the billing data for Customer's Qualifying MTS calls, in the Bellcore EMI (electronic message Interface) format, for which each LEC has the capability of processing through its billing and collection systems.

         END USER: A natural person, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental agency or instrumentality, or other entity that subscribes to or uses Customer's telecommunication services.

         FCC: The Federal Communications Commission.

         FOREIGN LNTRASTATE TAXES: Those applicable taxes for OS and Travel Card calls originating and terminating in the same state but billed in another state as described in Section 9 herein.

         INDEPENDENT TELEPHONE COMPANIES: Those LECs that are not BOCs, which presently include, subject to revision by USBI from time to time:
         General Telephone Operating Companies (GTOCs), United Companies (GTOCs), United Telecommunications Operating Companies (United), Alltel, the alliance of Independent Telephone Companies through Independent NECA Services, and U.S. Intelco.

         INTEREXCHANGE CARRIER (IXC): Those telephone companies, other than the LECs, that can provide intraLATA (where applicable), interLATA, interstate and international telecommunications service.

         LEC PROCESSING FEES: As described in paragraph 4.(c)(i) and 4.(f).

         LIBRARY CODE: An accounting identification code assigned by USBI that is used to account for Customer's funds, fees, charges, charge backs, adjustments and credits which Customer encodes within each EMI Billing Record Customer desires USBI to account for separately.



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         LOCAL EXCHANGE CARRIER (LEC): Any one of the local telephone companies, as listed on Exhibit "A" hereto, providing intraLATA exchange telephone services or issuing calling cards and with whom USBI has entered into a billing and collection agreement.

         MTS (MESSAGE TELEPHONE SERVICES): Direct-dialed or operator assisted station-to-station or person-to-person telephone calls billed: (i) to the originating telephone number, (ii) collect to the terminating telephone number, (iii) to a third telephone number other than the originating or terminating telephone number, or (iv) to a LEC calling card or an IXC travel card. "Enhanced Telecommunications Services' or "Information Services" are not considered MTS calls herein and cannot be billed under this Agreement.

         ONE PLUS TELEPHONE TRAFFIC: Direct dialed telephone calls which: (i) originate from an equal access end office, (ii) are billed to the originating telephone number or (iii) are billed to an IXC travel card issued by Customer.

         POST BILLING ADJUSTMENT OR CREDIT: Credit or rate adjustments applied to an End User's account by the LEC or by USBI.

         QUALIFYING MESSAGE TELEPHONE SERVICE (QUALIFYING MTS): Casual OS Telephone Traffic and One Plus Telephone Traffic which are not of objectionable content as set forth in paragraph 7.(g) of this Agreement.

         RBOCS:  Regional Bell Operating Companies.

         SUBMISSION DATE:  As described in paragraph 3.(a).

         TARIFFS: The rates, terms and conditions for providing intraLATA, interLATA (intrastate), interstate, and international telecommunication services as authorized and filed with the FCC or with state and local regulatory authorities.

         TAXES: The word "Taxes" shall mean all those taxes and tax-like surcharges described in paragraph 9.(a) herein.

         UNBILLABLE RECORDS: Those EMI Billing Records that pass USBI's edits and screens and are submitted to the LECs for billing and collection but subsequently fail the LEC's edits and screens and are not posted to an End User's account by the LECs.

         UNCOLLECTIBLE AMOUNTS: Those amounts that are billed to an End User's account for Customer's Valid EMI Billing Records but are not collected due to the End User receiving a Post Billing Adjustment or Credit to its bill or the End User failing to pay its bill to the LEC and the account subsequently being written off as Bad Debt by the LEC.




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         USBI REJECTED RECORDS: Those EMI Billing Records that fail USBI's edits and screens and are returned to Customer and not submitted to the LECs for billing and collection.

         VALID EMI BILLING RECORDS:  As described in paragraph 3.(b).

         WRITTEN-OFF ACCOUNTS: Those End Users' accounts that are not paid by the End Users and are subsequently written off as Bad Debt by the LECs.

SECTION 2. SCOPE OF AGREEMENT.

Customer hereby agrees to purchase from USBI the services described in Section 3 herein, and USBI agrees to provide such services at the time and in the manner, and subject to the terms and upon the conditions, set forth herein. Commencing eight months after the initial term of this Agreement begins and continuing through the end of the term of this Agreement, Customer agrees that USBI shall be the exclusive source for LEC billing and information management services in the United States for 800 call forwarding and conference call products of all kinds offered by Customer, billed through the billing telephone companies listed in Exhibit "A", attached hereto. However, nothing contained herein shall be interpreted to prohibit Customer from contacting directly with any LEC for its own direct LEC billing and collection agreement, to bill directly through any LEC for 800 call forwarding and conference call products of all kinds offered by Customer, provided that Customer shall notify USBI of its intent at least sixty
(60) days prior to activation of such agreement. As USBI enter into billing and collection arrangements with additional LECs, USBI will provide billing and information management services to Customer for such LECs on the same terms and conditions as contained herein.

SECTION 3. BILLING SERVICES.

         (a) Submission of EMI Billing Records. Customer shall submit to USBI its EMI Billing Records for its Qualifying MTS calls for USBI to submit to each LEC under contract with USBI. Customer shall be responsible for submitting to USBI EMI Billing Records that contain adequate information so that USBI and the LECs can process such EMI Billing Records. Customer shall submit its EMI Billing Records to USBI once per week, except when Customer cannot satisfy USBI's minimum volume requirements as described in paragraph 7.(f), in which case Customer shall submit its EMI Billing Records at least once per month. The cost of these submissions shall be borne by Customer. The date USBI receives Customer's EMI Billing Records will be, for those records, the "Submission Date."

         (b) USBI's Edits and Screens. Upon receipt of Customer's EMI Billing Records, USBI will promptly process Customer's EMI Billing Records through USBI's computer edits and screens. Those EMI Billing Records that pass USBI's edits and screens shall be "Valid EMI Billing Records." Those EMI Billing Records that do not pass USBI's edits and screens shall be "USBI Rejected Records," and shall be returned to Customer.


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         (c) Submission to LECs. Promptly after receipt of Customer's EMI
Billing Records (within five (5) Business Days after such receipt for the RBOCs and GTE, or within ten (10) Business Days after such receipt for Independent Telephone Companies), USBI will submit Customer's Valid EMI Billing Records to the appropriate LECs.

         (d) Purchase by LEC. Each LEC shall be responsible, to the extent required by its agreement with USBI, to purchase Customer's Valid EMI Billing Records.

         (e) Billing and Collection by LEC. Each LEC shall be responsible, for such Valid EMI Billing Records purchased by the LEC, for the billing and collection of the revenue, for Customer's Qualifying MTS calls, from End Users residing within the applicable billing area of such LEC, subject to the terms, conditions and operating procedures contained in each LEC's billing and collection agreement with USBI.

         (f) Printing of Customer's Name on End User's LEC Telephone Bill. Wherever possible, USBI will use its best efforts to cause each Billing Telephone Company to print Customer's name, along with the associated Valid EMI Billing Records, on each End User's telephone bill. Customer acknowledges that where the Billing Telephone Companies do not provide this service, Customer's name shall not appear on the End User's telephone bill.

SECTION 4. LEC PAYMENTS, FEES AND CHARGES.

         (a) Payment by LECs. Each LEC shall make payments to USBI for Valid EMI Billing Records purchased from Customer in accordance with the LECs billing and collection agreement with USBI.

         (b) Amount Paid by LECs. The LEC shall pay to USBI the gross amount of Valid EMI Billing Records purchased by the LEC less the then-applicable fees, charges, charge backs, credits and adjustments as prescribed in its billing and collection agreement with USBI.

         (c) LEC Fees, Charges, Charge Backs, Credits and Adjustments. Customer acknowledges and understands that USBI is and will be bound by the terms of its billing and collection agreement with each LEC with respect to each LEC's right to deduct or to reduce its collectible funds for: (i) the amount charged by each LEC for processing, billing and collecting Customer's Valid EMI Billing Records ["LEC Processing Fees"], (ii) any Unbillable Records, (iii) any Post-Billing Adjustments or Credits provided to End Users, (iv) any reserve for anticipated Uncollectible Amounts ["Bad Debt Holdback Reserve"], (v) any LEC Bad Debt "true-ups" [periodic true-ups between the Bad Debt Holdback Reserve and the actual Uncollectible Amounts realized by the LECs]. In addition, Customer shall be responsible for any data transmission and distribution fees for delivering or receiving Customer's EMI Billing Records and for any other LEC charges specifically related to billing and collecting Customer's EMI Billing Records. Customer further agrees that payment of all amounts described in this paragraph 4.(c) shall be its sole responsibility and that USBI may withhold such amounts from payments to Customer. Should such amounts exceed the amounts due to Customer, such amounts shall


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be due and payable by Customer to USBI within ten (10) Business Days of notification by USBI of any amounts due. A schedule setting forth USBI's contractual LEC Processing Fees for each LEC is attached hereto as Exhibit B".

         (d) Bad Debt Holdback Reserve. USBI will holdback or cause the LECs to holdback an amount estimated to be sufficient to set-off any Uncollectible Amounts that may be determined after the date USBI makes its final payment to Customer for Customer's Valid EMI Billing Records billed and collected by the LEC. Any Bad Debt Holdback Reserve withheld by the LEC shall be passed through to Customer on the same percentage on the same amount as USBI was assessed by the individual LECs. Until such time as sufficient data becomes available to determine specific bad debt history attributable to Customer, the past 12 months' average bad debt holdback reserve, as indicated on Exhibit "G", shall be utilized to determine the Customer's bad debt holdback reserve. However, once sufficient data becomes available to USBI from the LECs to enable USBI to determine to a specific Bad Debt history attributable to Customer, the Bad Debt Holdback Reserve rate shall be based on Customer's specific historical Uncollectible Amounts. A schedule setting forth the past twelve month's average Bad Debt Holdback Reserve withheld by each LEC is attached hereto, for your reference, as Exhibit "G".

         (e) Monthly-LEC Bad Debt True-Up. Between six and eighteen (6-18) months after USBI submits Customer's Valid EMI Billing Records to the LECs for billing and collection, the LECs will determine the actual amounts collected from the End Users and true-up the difference between this amount and the face amount of Customer's Valid EMI Billing Records purchased by the LEC. USBI will provide Customer monthly reports on Bad Debt true-ups for these differences. If the amount of these true-ups is "in favor" (positive) of Customer, USBI will remit such amount to Customer when USBI receives the true-up amount from the LECs. If the amount of these true-ups is "not in favor" (negative) of Customer, USBI will withhold such amounts from the next scheduled payment due to Customer. If the amounts due to Customer are not sufficient to satisfy such true-up amounts, such amounts shall be due and payable by Customer to USBI within ten
(10) Business Days of notification by USBI of any amounts due.

         (f) LEC Processing Fee Calculation. Each calendar month USBI will determine the number of End User bills (renderings) that were or will be required to bill Customer's Valid EMI Billing Records submitted to USBI during that month and the average number of Valid EMI Billing Records contained on each End User's bill. USBI will multiply these quantities by its contractual LEC Processing Fee Schedule, as set forth in Exhibit "B", for each LEC to calculate the LEC Processing Fees associated with billing Customer's Valid EMI Billing Records. The LEC Processing Fee will also include any data transmission fees, distribution fees, programming fees and any other charges directly associated with billing Customer's Valid EMI Billing Records.

         (g) End User Inquiry, Investigation and Rebate. Primary End User inquiry, investigation and rebate policies are set forth in Exhibit "F" attached hereto. Customer shall be responsible for payment of all Post-Billing Adjustments and Credits provided to End Users by either the LEC or USBI. Customer understands that each LEC has its own policies regarding assessment of credits, fees and penalties for customer service complaints

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and Customer agrees to be bound by such policies. Such amounts may be deducted weekly from the amounts due to Customer. If the amount due to Customer is not sufficient to satisfy these amounts, then Customer shall pay such amount to satisfy these amounts within ten (10) Business Days of notification by USBI of any amounts due.

         (h) Rejected Records. Those EMI Billing Records that fail USBI's edits and screens and not submitted to the LECs for billing and collection, USBI Rejected Records, shall be returned to Customer at no charge. Unbillable Records rejected by the LEC, through no fault of USBI, shall be charged the same USBI Processing Fees as described in Exhibit "C" attached hereto.

         (i) Resubmitted EMI Billing Records. Unbillable Records which are resubmitted to LECs for billing and collection shall be charged the standard USBI Processing Fees as described in Exhibit "C" attached hereto.

SECTION 5. USBI BILLING SERVICE FEES, CHARGES AND CHARGE BACKS.

In addition to the LEC Processing Fees, charges, charge backs, credits and adjustments set forth in Section 4, Customer agrees to pay to USBI and USBI may deduct from amounts collected by the LECs on behalf of Customer and paid to USBI, the following USBI billing service fees, charges, charge backs, credits and assessments:

         (a) A billing and information management service fee, the USBI Processing Fee, for each Valid EMI Billing Record submitted to the LECs for billing and collection by USBI, as specified in Exhibit "C" attached hereto;

         (b) A fee for each End User inquiry, investigation and rebate handled by USBI on Customer's behalf as specified in Exhibit "C" attached hereto;

         (c) Any Post-Billing Adjustment or Credit amounts refunded to End Users by USBI's customer service inquiry and investigation activities, along with any LEC charges associated with making such refunds to End Users;

         (d) A charge, as specified in Exhibit "C" attached hereto, for any submission of EMI Billing Records that contains less than the minimum volume requirements of USBI for each "library code"; and

         (e) Accounts Receivable Reconciliation System - FASTRACK. Customer shall pay to USBI an initial, one-time fee, as described in Exhibit "C" attached hereto, for USBI's accounts receivable reconciliation system known as FASTRACK.

As collateral for all obligations now existing or hereafter arising from Customer to USBI, Customer hereby grants to USBI a security interest in all the following property of Customer, whether now owned or hereafter acquired or created, and all proceeds and products thereof.



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         (a) All amounts paid, and all amounts owing, by each LEC to USBI on accounts for Customer's Valid EMI Billing Records;

         (b) All accounts owing from an End User to Customer arising from services which give rise to Customer's Valid EMI Billing Records;

         (c) All amounts deposited by Customer with USBI pursuant to paragraph 13.(b) hereof, and

         (d) all amounts owing and all amounts to be owing from USBI to Customer.

SECTION 6.  PAYMENTS TO CUSTOMER.

         (a) Determination of Amount to Due Customer. USBI will determine the amount collected by each LEC for Customer's Valid EMI Billing Records and deduct the then-applicable fees, charges, charge backs, credits and adjustments of the LECs and USBI. If the amount due to Customer is not sufficient to satisfy these fees, charges, charge backs, credits and adjustments, then Customer shall pay this difference to USBI within ten (10) Business Days of notification by USBI of any amounts due.

         (b) Reserves and True-Ups for Unbillable Records. USBI will reserve an amount, from one month to the next, that is equal to Customer's prior history for Unbillable Records. USBI will recalculate Customer's historical experience quarterly from its prior three months results. Until such history can be determined for Customer, USBI will reserve one and one-half percent (1.5%) from the amount due to Customer. USBI will true-up this reserve each month when the information becomes available from the LECs. USBI will then return excess amounts to Customer or withhold additional amounts as may be required to satisfy these liabilities from the amounts due to Customer.

         (c) Payment Schedules. USBI will advance to Customer the estimated amount determined under paragraph 6.(a) above within seven (7) Business Days of receipt by USBI of funds from a LEC for Customer's Valid EMI Billing Records; PROVIDED, HOWEVER, that if Customer has ceased doing business for five (5) Business Days, is the subject of a bankruptcy proceeding, or a receiver, trustee or custodian is appointed over substantially all of Customer's assets, or if Customer fails to make any deposit required by paragraph 13.(b), or if USBI has reasonable grounds to believe that the fees, charges, charge backs, credits and adjustments to Customer may exceed any amount owning or to become owing from USBI to Customer, USBI may withhold payments to Customer until all such amounts have been determined and deducted from the amount owing to Customer. If the amount owing to Customer is determined not sufficient to satisfy these fees, charges, charge backs, credits and adjustments, then Customer shall pay the difference to USBI within ten (10) Business Days of notification by USBI of any amount due.

         (d) Method of Payment. USBI will make all advance payments and final payments due to Customer, using ACH wire transfer each Tuesday or the first Business Day


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following Tuesday should Tuesday not fall on a Business Day, based on the schedule described in paragraph 6.(c) herein.

         (e) Accounting for Funds. Funds received from the LECs for Customer's Valid EMI Billing Records, less applicable fees, charges, charge backs, credits and adjustments, shall be deposited and held by USBI in a common account until such time as the amount determined to be due Customer is paid to Customer. USBI will maintain an accounting of the balance owing or to be owing by USBI to Customer of such amounts deposited and held by USBI.

SECTION 7.  CUSTOMER'S OBLIGATIONS.

The Customer agrees as follows:

         (a) Cooperation by Customer. Customer agree to Cooperate with USBI to the fullest extent possible and to the best of Customer's ability to facilitate the provisioning of services extent described in Section 3 herein. Such cooperation shall include, but not be limited to, the following:

              (i) Supplying USBI with Customer's identification Codes, any and all certifications or regulatory authority necessary for Customer to offer its services, and any other information and documents necessary or helpful to USBI; and

              (ii) Supplying USBI with all technical information and assistance with testing that may be necessary or helpful to USBI in providing its services herein.

         (b) Applicable Approvals and Compliance with Law. Customer shall obtain and keep current all applicable federal state and local licenses, certifications and approvals and shall fully comply with, and has full responsibility to comply with, all other applicable federal, state and local regulations, laws, rules and Tariffs. Customer agrees that USBI shall assume and will assume no responsibility for such compliance whatsoever. Customer acknowledges and understands that certain LEC billing systems contains edits and screens that "block" Customer's EMI Billing Records from being billed to End Users until USBI can demonstrate to such LECs that Customer has proper authority for providing its services to the End User. Customer further acknowledges and understands that it may take as long as sixty (60) days after notification to the LECs of such authority before the LECs will begin billing Customer's EMI Billing Records. Therefore, USBI will not be responsible for billing Customer's EMI Billing Records for services prior to the LECs removing their regulatory edits and screens from their billing systems.

         (c) Validation. Customer shall validate all collect, third party and calling card billed MTS calls using the LECs' LIDBs (line information data bases) or some other alternative validation method that is acceptable to the LECs and to USBI.

         (d) Completed Calls. Customer acknowledges and agrees the where required, Customer shall be in compliance with the FCC's order to determine call connection using hardware or software "answer detection." Customer further agrees that it will submit to


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USBI only those EMI BilLing Records for calls that represent valid, completed calls as defined in Exhibit "D" attached hereto.

         (e) Aged EMI Billing Records. Customer shall not submit EMI Billing Records to USBI that are more than ninety (90) days old or that exceed the "age of toll" acceptable by the LECs, whichever is less.

         (f) Minimum Transmission Volumes. Customer shall not submit to USBI more than once per week its EMI Billing Records.

         (g) Objectionable Content. Customer agrees, as a condition of USBI's performance under this Agreement that USBI will not provide billing and information management services which USBI deems harmful, damaging or against public policy, including, but not limited to:

                  (i) Services which explicitly or implicitly refer to sexual conduct;
                  (ii) Services which contain indecent, obscene or profane language;
                  (iii) Services which allude to bigotry, racism, sexism or other forms of discrimination;
                  (iv) Services which through advertising, content or delivery are deceptive, or that may take unfair advantage of minors or the general public;
                  (v) Services which are publicly accessible, multiparty connections commonly known as "gab" or "chat" services;
                  (vi) Services which are prohibited by Federal, state, or local laws or Tariffs; or
                  (vii) Services which individual LECs exclude from the "types" of services or products for which their policies permit them to bill and collect.

         (h) No Other Billing Arrangement. Customer warrants that the EMI Billing Records submitted and to be submitted by Customer to USBI pursuant to this Agreement are not and will not be subject to any other valid or existing billing and collection agreement, have not been billed previously and will not be billed by another party following their submission by Customer to USBI.

         (i) Customer shall limit the number of EMI Billing Records for Casual OS Telephone Traffic to not more than ten Percent (10%) of the total EMI Billing Records submitted to USBI on any given transmission. If Customer's volume of EMI Billing Records for Casual OS Telephone Traffic exceeds ten percent (10%), then Customer must execute a Zero Plus - Zero Minus Billing and Information Management Services Agreement with ZPDI and shall submit its EMI Billing Records for Casual OS Telephone Traffic to ZPDI for billing under this Zero Plus - Zero Minus Billing and Information Management Agreement.

         (j) Payment of Amounts Due USBI: For any amounts determined to be due USBI by Customer under this Agreement, Customer agrees to pay such amounts to USBI within ten (10) days of notification by USBI to Customer. After a period of thirty (30) days from such invoice date, interest on unpaid balances shall accrue at the lower of 12% per annum or the highest legal rate allowed by law.



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SECTION 8. PROTECTION OF CONFIDENTIAL INFORMATION.

As used herein, "Confidential Information' shall, mean (a) proprietary information, (b) information marked or designated as confidential, (c) information otherwise disclosed in a manner consistent with its confidential nature, (d) information of one party, whether or not in written form and whether or not designated as confidential, that is known or should reasonably be known by the other party as being treated as confidential, and (e) information submitted by one party to the second party where the second party knows or reasonably should know that the first party is obligated to keep the information confidential. The parties hereto expressly recognize and acknowledge that, as result of the provision of services pursuant to this Agreement, Confidential Information which may be proprietary to each party must or may be disclosed to the other. Each party hereby agrees that it will make no disclosure of Confidential Information provided under this Agreement without the prior written consent of the other party. Additionally, each party shall restrict disclosure of said information to its own employees, agents or independent contractors to whom disclosure is necessary and who have agreed to be bound by.


SECTION 9. TAXES.

         (a) Calculation of Telecommunications Taxes. USBI will be responsible for calculating or will use its best efforts to cause the LECs to calculate the following taxes applicable to each MTS call and allow them to be passed through to the End User, such taxes being referred to herein collectively as "Taxes":
Federal excise tax, any state and local sales taxes or tax-like charges, or any Foreign Intrastate Taxes or foreign tax-like charges. Notwithstanding the foregoing, Customer acknowledges and agrees it is responsible for compliance with all taxing requirements: therefore, Customer shall promptly notify USBI of any tax or tax-like surcharges and the associated rates that apply to Customer's MTS calls in any specific jurisdiction.

         (b) Billing and Collection of Taxes. USBI will, for the benefit of and on behalf of Customer. use its best efforts to cause the LECs to bill End Users for all Taxes. Customer acknowledges and agrees that USBI is acting merely as Customer's agent with respect to arranging for the billing and collection of Taxes, and in no event shall USBI be entitled to retain or receive from Customer, or from any End User, any statutory fee or share of Taxes to which the person collecting the same may be entitled under applicable law.

         (c) Tax Exempt Status for End Users. USBI will have the authority, on behalf of Customer, to authorize the LECs to calculate Taxes in the same manner as the LECs calculate Taxes for their End Users and to authorize the LECs to establish the tax exempt status of End Users in the same manner as the LECs establish such status for their End Users. If Customer's MTS calls are exempt from Federal, state and local Taxes or tax-like charges, Customer shall so indicate on each EMI Billing Record submitted to USBI.


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         (d) Filing and Payment of Taxes. Based upon the information calculated by USBI and/or received from the LECs with respect to Taxes assessed, billed and collected by the LECs, USBI will, on behalf of Customer, prepare and file in a timely manner with the applicable taxing authorities all returns covering Taxes, and will, on behalf of Customer, but only to the extent of amounts otherwise owing from USBI to Customer, pay in full and promptly remit to such taxing authorities all Taxes owed thereto. Upon written request, USBI will provide to Customer copies of any and all tax returns and other applicable information relating to the payment of Taxes by USBI within thirty (30) days after being filed and paid by USBI.

         (e) Hold Harmless. Customer shall indemnify and hold USBI and its employees, agents and representatives free and harmless from and against any Claim (including, without limitation, reasonable attorneys' fees and court costs) relating to or arising out of any Taxes, penalties, interest, additions to tax, surcharge or other amounts to which USBI may be subject or incur, relating to or arising out of (i) USBI's reliance upon any calculations, determinations or other directives, or lack thereof, given by Customer to USBI with respect to the calculation, assessment, billing and/or collection of any Taxes contemplated by this Agreement; or (ii) a determination by the Internal Revenue Service or any other taxing authority that any amount paid by USBI pursuant to paragraph 9.(d) above with respect to Taxes was insufficient, except in the event such insufficiency was the result of negligence on the part of USBI; provided, however, that Customer shall not be required to indemnify USBI or the employees, agents and representatives thereof for any loss, damage, Claim, cause of action or other liability to the extent, but only to the extent, caused by the gross negligence or willful misconduct of USBI.

         (f) Billed Taxes. Customer shall be responsible for the payment of any additional Taxes or tax-like charges assessed against USBI based on the revenues collected from Customer's Valid EMI Billing Records. "Billed Taxes" under this Agreement, excluding Federal and state income Taxes.

SECTION 10.  FORCE MAJEURE.

USBI shall not be held liable for any delay or failure in performance of any part of this Agreement or Exhibits attached hereto from any cause beyond its control and without its fault or negligence, such as acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers.

SECTION 11.  LIMITATION OF LIABILITY.

         (a) USBI will use its best efforts at all times to provide prompt and efficient service: however, USBI makes no warranties or representations regarding the services except as specifically stated in this paragraph 11.(a). USBI will use due care in processing all work submitted to it by Customer and agrees that it will, at its expense, correct any errors which are due solely to malfunction of USBI's computers, operating systems or programs or errors by USBI's employees or agents. Correction shall be limited to reprocessing Customer's EMI Billing Records. USBI will not be responsible in any manner for failures of, or errors in, proprietary systems and programs other than those of USBI, nor shall USBI be liable for errors or failures of Customer's software or operational systems. THIS WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, AND CUSTOMER HEREBY WAIVES ALL OTHER WARRANTIES, EXPRESSED, IMPLIED, OR STATUTORY, BUT LIMITED TO, ANY WARRANTY MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE. Should there be any failure in performance or errors or omissions by USBI with respect to the information being processed and being submitted to the LECs for billing and collection, USBI's liability shall be limited to using its best efforts to correct such failure. In no event, except as specifically set forth herein, shall USBI be liable to Customer or any third parties (including Customer's customers) for any Claim even if USBI has been advised of the possibility of such Claim.

         (b) Due to the nature of the services being performed by USBI, Customer agrees that in no event will USBI be liable for any Claim caused by USBI's performance or failure to perform hereunder which is not reported by Customer in writing to USBI within thirty (30) days of such performance or failure to perform.

         (c) Customer shall indemnify and save harmless USBI from and against any Claim asserted against USBI by third parties and arising out of Customer's use of the services provided under this Agreement, unless such Claim arises out of the willful misconduct or gross negligence of USBI.

         (d) Liability of USBI in any and all categories and for any and all Claims arising out of this Agreement or out of any act or omission relating thereto shall, in the aggregate, not exceed one (1) month's average of USBI's Processing Fees to Customer over the twelve (12) months preceding such date in which the damage or injury is alleged to have occurred, but if this Agreement has not been in effect for twelve (12) months preceding such date, then over such fewer number of preceding months that this Agreement has been in effect.

SECTION 12.  TERM OF AGREEMENT.

The initial term of this Agreement shall begin on the date on page 1 of this Agreement or the date Customer begins submitting its EMI Billing Records to USBI, whichever is later, and continue in full force and effect for a minimum period of one (1) year unless terminated in accordance with paragraph 14.(b)(i) and shall automatically renew for successive periods of one (1) year unless terminated by written notice from either party at least sixty (60) days prior to the scheduled expiration date.

Notwithstanding anything to the contrary contained herein, if Customer is currently billing more than two hundred and fifty thousand (250,000) EMI Billing Records per month, Customer may elect an initial term for this Agreement of two
(2) or three (3) years. Should Customer elect to extend the initial term of this Agreement, Customer shall pay USBI a minimum Processing Fee, as described in Exhibit "C" attached hereto, each month for the entire term of this Agreement. In consideration for such, USBI will charge Customer a reduced billing services fee for the term selected which coincides with the USBI fee schedule as presented in Exhibit "C", attached hereto.

SECTION 13.  EXPIRATION OR TERMINATION.

         (a) Payment Upon Expiration or Termination. Upon the expiration or termination of this Agreement for any reason, Customer agrees to satisfy, when or before due, any and all of its obligations arising under this Agreement.

         (b) Deposit for Charges. In addition Customer acknowledges and understands that certain LEC charges for Uncollectible Amounts, Bad Debt true-ups and Post-Billing Adjustments and Credits are not determined by the LECs or provided to USBI for a period of up to eighteen (18) months after the final processing of Customer's EMI Billing Records by USBI on behalf of Customer. Customer further acknowledges and agrees that payment of these amounts shall be its sole responsibility. To ensure such payments, Customer shall, at the expiration or termination of this Agreement for any reason, deposit with USBI an amount equal to two and one-half percent (2.5%) of the face amount of Customer's gross billings for the prior twelve (12) months, or such other amount as is estimated by USBI, based on Customer's prior history, necessary to satisfy such charges. Such deposited amount shall be used by USBI to pay Uncollectible Amounts, Bad Debt true-ups, Post-Billing Adjustments and Credits and other charges incurred on behalf of Customer for billing and collecting Customer's EMI Billing Records submitted by Customer to USBI during the term of this Agreement. Each quarter USBI will re-examine the amount of funds deposited and make such adjustments as USBI estimates may be necessary to satisfy the aforementioned charges. USBI will provide Customer with proper documentation to substantiate charges attributable to Customer on the same and consistent method as USBI determines such charges for all of its customers.

At the end of eighteen (18) months from the expiration or termination date, USBI will return all unused amounts to Customer.

         (c) Remaining Liability. Notwithstanding the foregoing, the deposit of such amounts does not relieve or waive Customer's responsibility and obligation to pay its obligations to USBI including, without limitation, any and all fees, charges, charge backs, credits and adjustments associated with billing and collecting its EMI Billing Records. In the event such associated fees, charges, charge backs, credits and adjustments exceed the amount of the deposit described in paragraph 13.(b), Customer shall remit to USBI such additional amounts as are required to satisfy Customer's obligations under this Agreement to USBI within ten (10) Business Days of notification by USBI of any such amounts due.

         (d) Savings Clause. Except as otherwise provided herein, expiration or termination of this Agreement under this Section 13 shall terminate all further rights and obligations of the parties hereunder, provided that:

                  (i) Neither USBI nor Customer shall, be relieved of its respective obligations to pay any sums of money due or to become due or payable or accrued under this Agreement;

                  (ii) If such expiration or termination is a result of a default hereunder or a breach hereof by a party hereto, the other party shall be entitled to pursue any and all rights and remedies it has to redress such default or breach in law or equity, subject to Sections 11 & 14 hereof; and

                  (iii) The provisions of Sections 8 and 9 hereof, except paragraph 9.(b), shall survive the expiration or termination of this Agreement.

         (e) Early Termination of Extended Term Agreement. If Customer elects to extend the initial term of this Agreement and should Customer terminate or breach this Agreement before the expiration of the full initial term elected by Customer upon execution hereof, USBI will recalculate and Customer shall pay to USBI a USBI Processing Fee for all EMI Billing Records processed under this Agreement based on the current USBI Processing Fee schedule at the one (1) year rate, attached hereto as Exhibit "C", plus ten percent (10%) for each EMI Billing Record processed under this Agreement, at Customer's monthly volume levels.

SECTION 14.  DEFAULT AND REMEDIES.

         (a) Default. Either Party shall be in default hereunder if it:

                  (i) Fails to make any payment specified hereunder when or before due and such failure continues for five (5) Business Days after written notice;

                  (ii) Breaches any other material covenant or undertaking contained in this Agreement and fails to remedy such breach within thirty (30) Business Days after written notice thereof from the non-defaulting party: or

                  (iii) Files, or there is filed against it, any voluntary or involuntary proceeding under the Bankruptcy Code, or makes an assignment for the benefit of creditors, dissolves, ceases to conduct business for three (3) Business Days, resorts to any insolvency law, declares that it is unable to pay its debts as they mature or if a receiver, trustee or custodian is appointed over, or an execution, attachment, or levy is made upon, all or any material part of the property of such party.

         (b) Remedies. Time is of the essence of this Agreement. In the event of any default hereunder, the non-defaulting party shall have the following rights and remedies:

                  (i) To terminate or cancel this Agreement,. subject to the provisions of paragraph 13.(d), by giving written notice thereof to the defaulting party;

                  (ii) To declare all amounts due under this Agreement from the defaulting party to the non-defaulting party to be immediately, due and payable, including attorneys fees and expenses incurred or which may be incurred in the collection of such amounts;

                  (iii) To withhold, setoff, and retain, until all obligations of Customer to USBI have been satisfied in full, any and all amounts which may otherwise be due and payable to Customer under this Agreement and apply such amounts to any balance due or to become due from Customer to USBI.

                  (iv) All rights and remedies allowed by the applicable Uniform Commercial Code;

                  (v) All other rights and remedies allowed by this USBI Agreement and under applicable law: and

                  (vi) All rights and remedies shall be cumulative and can be exercised separately or concurrently.

SECTION 15.  AMENDMENTS; WAIVERS.

No modification, amendment or waiver of any provision of this Agreement, and no consent to any default under this Agreement, shall be effective unless the same shall be in writing and signed by or on behalf of the party against whom such modification, amendment, waiver or consent is claimed. In addition, no course of dealing or failure of any party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver or such term, right or condition.

SECTION 16.  ASSIGNMENT.

         (a) By Customer or USBI. Assignment by Customer or USBI of any right, obligation or duty or of any other interest hereunder, in whole or in part, shall require consent by both parties. Such consent shall not be unreasonably withheld by either party.

         (b) Generally. All rights, obligations, duties and interests of any party under this Agreement shall inure to the benefit stand be binding on all successors in interest and assigns of such party and shall survive any acquisition, merger, reorganization or other business combination to which it is a party.

SECTION 17.  NOTICES AND DEMANDS.

         (a) How Notice Is Given. Except as otherwise provided under this Agreement, all notices, demands and requests which may be given to any party to the other party shall be in writing and shall be: (i) delivered in person; (ii) mailed postage prepaid, registered or certified mail, return receipt requested;
(iii) placed in the hands of a national overnight delivery service or (iv) sent by facsimile transmission to the recipient's facsimile machine, with an extra copy immediately following by first class mail; and addressed as follows:

                              IF TO USBI, TO IT AT:

                       BILLING INFORMATION CONCEPTS, INC.
                                DBA U.S. BILLING
                           ATTENTION: ALAN W. SALTZMAN
                        7411 JOHN SMITH DRIVE, SUITE 200
                          SAN ANTONIO, TEXAS 78229-4898
                            TELEPHONE: (210) 525-6260
                               FAX: (210) 692-0720

         --------------------------------------------------------------


                                If to Customer, to it at:

                                ---------------------------


                     Attention: ---------------------------


                                ---------------------------


                     Telephone:
                                ---------------------------


                        FAX:
                                ---------------------------


If personal delivery is selected as the method of giving notice under this Section, a receipt for such delivery shall be obtained. The address to which such notices, demands, requests, elections or other communications may be given by either party may be changed by written notice given by such party to the other party pursuant to this Section 17.

         (b) When Notice Effective: Except as otherwise expressly provided herein, all such notices shall be effective upon receipt if delivered by hand, facsimile, national overnight delivery service, certified or registered mail and otherwise five (5) Business Days after placement in the U.S. Mails. The initial term of this Agreement shall be for a period of ____________ (one, two or three) years from the date hereof.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first set forth above.



                                      Billing Information Concepts, Inc.
                                      dba U.S. Billing:

                                      By: ________________________________
                                             Alan W. Saltzman
                                             President and
                                             Chief Operating Officer

                                      Date: _______________________________

                                      CUSTOMER:

                                      _____________________________________

                                      By:__________________________________

                                      Name:________________________________
                                          (print)

                                      Its:________________________________

                                      Date:_______________________________

                                      Yvette M. Shipley
                                      Account Representative

                                   EXHIBIT "A"

                        USBI BILLING TELEPHONE COMPANIES

Alltel
Ameritech
Bell Atlantic
Bell South
Century Telephone
Chillicothe Telephone
Cincinnati Bell
Citizens Via Alltel
Citizens Via GTE
GTE Central
GTE Contel
GTE North
GTE South
GTE West
Illuminet
NECA
NYNEX
Pacific Telcom
Pactelis
Southern New England Bell
Southwestern Bell
Sprint Mid-Atlantic Telecom
Telecom Canada
U.S. WEST
United Florida
United Midwest
United North Central


NOTE: NPA-NXX list (On-Net File) of above BTCs will be furnished to Customer quarterly. Format and media (i.e., reel-to-reel magnetic tape, diskette or electronic bulletin board), to be mutually agreed upon by both parties.

                              COMPANY CONFIDENTIAL

                                   EXHIBIT "B"

                        U.S. BILLING CONTRACTUAL LEC COST

                                  NOVEMBER 1997

                                   PAGE 1 OF 5

LEC           COMPANY NAME                      BILL RENDERING                CALL RECORDS ENHANCED
                                                INTER     INTRA         INTER        INTRA        42 RCDS
                                                STATE     STATE         STATE        STATE
BELL OPERATING COMPANIES:
10 NYNEX
      9102    NEW ENGLAND TELEPHONE(1)
              MASSACHUSETTS                     0.9600    0.5500        0.0100       0.0200       0.0000
              MAINE                             0.9600    0.9600        0.0100       0.0100       0.0000
              NEW HAMPSHIRE                     0.9600    0.9600        0.0100       0.0100       0.0000
              RHODE ISLAND                      0.9600    0.9600        0.0100       0.0100       0.0000
              VERMONT                           0.9600    0.9600        0.0100       0.0100       0.0000
      9104    NEW YORK TELEPHONE(1)
              CONNECTICUT                       0.9600    0.9600        0.0100       0.0100       0.0000
              NEW YORK                          0.9600    0.9600        0.0100       0.0100       0.0000

12 SNET
      9147    SOUTHERN NEW ENGLAND              0.5100    0.5100        0.0560       0.0560       0.0000

14 BELL ATLANTIC
      9206    NEW JERSEY BELL                   0.3300    0.3300        0.0240       0.0240       0.2500
      9208    PENNSYLVANIA BELL                 0.3300    0.3300        0.0240       0.0240       0.2500
      9210    DIAMOND STATE                     0.3300    0.3300        0.0240       0.0240       0.2500
      9211    C&P WASHINGTON D.C.               0.3300    0.3300        0.0240       0.0240       0.2500
      9212    C&P MARYLAND                      0.3300    0.3300        0.0240       0.0240       0.2500
      9213    C&P VIRGINIA                      0.3300    0.3300        0.0240       0.0240       0.2500
      9214    C&P WEST VIRGINIA                 0.3300    0.3300        0.0240       0.0240       0.2500

16 AMERITECH
      9321    OHIO BELL                         0.3500    0.3500        0.0300       0.0300       0.0000
      9323    MICHIGAN BELL                     0.3500    0.3500        0.0300       0.0300       0.0000
      9325    INDIANA BELL                      0.3500    0.3500        0.0300       0.0300       0.0000
      9327    WISCONSIN BELL                    0.3500    0.3500        0.0300       0.0300       0.0000
      9329    ILLINOIS BELL                     0.3500    0.3500        0.0300       0.0300       0.0000

18 CINCINNATI BELL
      9348    KENTUCKY                          0.6000    0.5500        0.0192       0.0192       0.0300
      9348    OHIO                              0.6000    0.6000        0.0192       0.0192       0.0300



                              COMPANY CONFIDENTIAL



1. The rendering fee includes the first ten (10) messages. The additional $.01 only applies beginning at the eleventh (11th) message and greater.

                                   EXHIBIT "B"

                        U.S. BILLING CONTRACTUAL LEC COST

                                  November 1997

                                   Page 2 of 5

LEC           COMPANY NAME                    BILL RENDERING                  CALL RECORDS ENHANCED
                                              INTER       INTRA         INTER        INTRA       42 RCDS
                                              STATE       STATE         STATE        STATE
20 BELL SOUTH
      9417    SOUTHERN BELL
              FLORIDA                         0.3690      0.0000        0.0262       0.0210      0.1239
              GEORGIA                         0.3690      0.3600        0.0262       0.0700      0.1239
              NORTH CAROLINA                  0.3690      0.3600        0.0262       0.0610      0.1239
              SOUTH CAROLINA                  0.3690      0.3600        0.0262       0.0700      0.1239
      9419    SOUTH CENTRAL BELL:
              ALABAMA                         0.3690      0.2600        0.0262       0.0506      0.1239
              KENTUCKY                        0.3690      0.2900        0.0262       0.0560      0.1239
              LOUISIANA                       0.3690      0.2900        0.0262       0.0560      0.1239
              MISSISSIPPI                     0.3690      0.2900        0.0262       0.0560      0.1239
              TENNESSEE                       0.3690      0.2900        0.0262       0.0560      0.1239

22 SOUTHWESTERN BELL
      9533    SOUTHWESTERN BELL               0.2740      0.2740        0.0190       0.0190      0.0121

24 U.S. WEST
      9631    NORTHWESTERN BELL               0.4200      0.4200        0.0250       0.0250      0.1000
      9631    MINNESOTA                       0.4200      0.4200        0.0350       0.0350      0.1000
      9636    MOUNTAIN BELL                   0.4200      0.4200        0.0250       0.0250      0.1000
      9639    PACIFIC NORTHWEST               0.4200      0.4200        0.0250       0.0250      0.1000
              BELL

26 PACTELIS
      9740    PACIFIC BELL                    0.2400      0.1900        0.0110       0.0110      0.0000
      9742    NEVADA BELL                     0.3500      0.6000        0.0350       0.0910      0.0000

GTE COMPANIES:
30 GTE SOUTH
      328     GTE OF FLORIDA                  0.3900      0.3500        0.0450       0.0762      0.1350
      407     KENTUCKY                        0.3900      0.3500        0.0450       0.0762      0.1350
      4331    ALABAMA                         0.3900      0.3500        0.0450       0.0762      0.1350
      4334    NORTH CAROLINA                  0.3900      0.3500        0.0450       0.0762      0.1350
      4335    SOUTH CAROLINA                  0.3900      0.3500        0.0450       0.0762      0.1350
      4337    VIRGINIA                        0.3900      0.3900        0.0450       0.0450      0.1350

40 GTE NORTH
      169     GM OF PENNSYLVANIA              0.3900      0.3900        0.0450       0.0450      0.1350
      615     GTE OF OHIO                     0.3900      0.3900        0.0450       0.0450      0.1350
      695     GM OF MICHIGAN                  0.3900      0.3900        0.0450       0.0450      0.1350
      772     GTE OF INDIANA                  0.3900      0.3900        0.0450       0.0450      0.1350
      886     GTE OF WISCONSIN                0.3900      0.3500        0.0450       0.0762      0.1350
      1015    GTE ILLINOIS                    0.3900      0.3500        0.0450       0.0762      0.1350


                              COMPANY CONFIDENTIAL

                                   EXHIBIT "B"

                        U.S. BILLING CONTRACTUAL LEC COST

                                  NOVEMBER 1997

                                   PAGE 3 OF 5

LEC             COMPANY NAME                  BILL RENDERING                CALL RECORDS ENHANCED
                                              INTER       INTRA         INTER        INTRA      42 RCDS
                                              STATE       STATE         STATE        STATE
GTE COMPANIES - CON'T.:
46 GTE CENTRAL
      4311      IOWA                          0.3900      0.3900        0.0450       0.0450      0.1350
      4312      MINNESOTA                     0.3900      0.2700        0.0450       0.0170      0.1350
      4313      MISSOURI                      0.3900      0.3500        0.0450       0.0643      0.1350
      4314      NEBRASKA                      0.3900      0.3900        0 0450       0.0450      0.1350
      4341      ARKANSAS                      0.3900      0.3900        0.0450       0.0450      0.1350
      4342      NEW MEXICO                    0.3900      0.3500        0.0450       0.0565      0.1350
      4343      OKLAHOMA                      0.3900      0.3900        0.0450       0.0450      0.1350
      4344      CONTEL dba GTE TEXAS          0.3900      0.7500        0.0450       0.0300      0.1350
      4344      GTE SOUTHWEST INC.            0.3900      0.3500        0.0450       0.0565      0.1350

52 GTE WEST
      2319      CALIFORNIA                    0.3900      0.1900        0.0450       0.0110      0.1350
      2319      GTE, WC CA                    0.3900      0.3500        0.0450       0.0762      0.1350
      3100      GTE OF HAWAII                 0.3900      0.0000        0.0450       0.0000      0.1350
      4321      IDAHO                         0.3900      0.3500        0.0450       0.0762      0.1350
      4323      OREGON                        0.3900      0.3500        0.0450       0.0762      0.1350
      4324      WASHINGTON                    0.3900      0.4800        0.0450       0.0762      0.1350

53 CITIZENS VIA GTE
      4321      IDAHO                         0.0000      0.0000        0.0938       0.0938      0.0900
      4322      MONTANA                       0.0000      0.0000        0.0938       0.0938      0.0900
      4336      TENNESSEE                     0.0000      0.0000        0.0634       0.0634      0.0900
      4338      WEST VIRGINIA                 0.0000      0.0000        0.0634       0.0634      0.0900
      4426      ARIZONA                       0.3900      0.3900        0.0450       0.0450      0.1350
      4429      UTAH                          0.0000      0.0000        0.0522       0.0522      0.0900

INDEPENDENTS:
28 TELECOM CANADA                             0.0000      0.0000        0.5500       0.5500      0.0000


58 UNITED FLORIDA
      340       CENTRAL                       0.3150      0.0000        0.0280       0.0210      0.0000
      141       UNITED                        0.3150      0.0000        0.0280       0.0210      0.0000



                              COMPANY CONFIDENTIAL

                                   EXHIBIT "B"

                        U.S. BILLING CONTRACTUAL LEC COST

                                  NOVEMBER 1997

                                   PAGE 3 OF 5

LEC               COMPANY NAME                   BILL RENDERING             CALL RECORDS ENHANCED
                                                 INTER       INTRA      INTER        INTRA    42 RCDS
                                                 STATE       STATE      STATE        STATE
46 UNITED MIDWEST
      1456   MINNESOTA                           0.3150      0.3150     0.0280       0.0320    0.0000
      1594   WYOMING                             0.3150      0.3150     0.0280       0.0320    0.0000
      1595   NEBRASKA                            0.3150      0.3150     0.0280       0.0320    0.0000
      1810   EASTERN KANSAS                      0.3150      0.3150     0.0280       0.0320    0.0000
      1810   SOUTHCENTRAL KANSAS                 0.3150      0.3150     0.0280       0.0320    0.0000
      2084   KANSAS                              0.3150      0.3150     0.0280       0.0320    0.0000
      1957   MISSOURI                            0.3150      0.2016     0.0280       0.0261    0.0000
      2084   TEXAS                               0.3150      0.3765     0.0280       0.0274    0.0000
      2114   TEXAS CENTRAL                       0.3150      0.1349     0.0280       0.1032    0.0000
      2348   NEVADA                              0.3000      0.0091     0.0500       0.0477    0.0000
      2400   NORTHWEST                           0.3150      0.3133     0.0320       0.0320    0.0000

63 SPRINT MID-ATLANTIC TELECOM
      254    CENTRAL TELEPHONE                   0.3150      0.3150     0.0280       0.0280    0.0000
      470    CAROLINA T&T                        0.3150      0.5590     0.0280       0.0240    0.0000
      471    CENTRAL TELEPHONE                   0.3150      0.2844     0.0280       0.0574    0.0000
      506    UNITED TELEPHONE-SE (SC)            0.3150      0.3150     0.0280       0.0280    0.0000
      567    UNITED TELEPHONE-SE (TN)            0.3150      0.3150     0.0280       0.0280    0.0000
      567    UNITED TELEPHONE-SE (VA)            0.3150      0.3150     0.0280       0.0280    0.0000

66 UNITED NORTH CENTRAL
      138    NEW JERSEY                          0.3000      0.3000     0.0500       0.0500    0.0000
      209    PENNSYLVANIA                        0.3000      0.3000     0.0500       0.0500    0.0000
      661    OHIO                                0.1000      0.3000     0.0500       0.0500    0.0000
      832    INDIANA                             O.3000      0.3000     0.0500       0.0500    0.0000
      985    ILLINOIS                            0.3000      0.3000     0.0500       0.0500    0.0000

74 ALLTEL
      45     NEW YORK                            0.5400      0.5400     0.0700       0.0700    0.0000
      61     PENNSYLVANIA                        0.5400      0.5400     0.0700       0.0700    0.0000
      94     OHIO                                0.5400      0.5400     0.0700       0.0700    0.0000
      157    PENNSYLVANIA                        0.5400      0.4700     0.0700       0.1090    0.0000
      176    PENNSYLVANIA                        0.5400      0.5400     0.0700       0.0700    0.0000
      302    ALABAMA                             0.5400      0.5400     0.0700       0.0700    0.0000
      336    FLORIDA                             0.5400      0.5400     0.0700       0.0700    0.0000
      357    GEORGIA                             0.5400      0.4700     0.0700       0.1090    0.0000
      402    KENTUCKY                            0.5400      0.8800     0.0700       0.0563    0.0000



                              COMPANY CONFIDENTIAL

                                   EXHIBIT "B"

                        U.S. BILLING CONTRACTUAL LEC COST

                                  NOVEMBER 1997

                                   PAGE 5 OF 5

LEC               COMPANY NAME                   BILL RENDERING             CALL RECORDS ENHANCED
                                              INTER       INTRA         INTER        INTRA     42 RCDS
                                              STATE       STATE         STATE        STATE
74    ALLTEL - CON'T.
      453       MISSISSIPPI                   0.5400      0.5400        0.0700       0.0700    0.0000
      476       NORTH CAROLINA                0.5400      0.2800        0.0700       0.0604    0.0000
      517       SOUTH CAROLINA                0.5400      0.5400        0.0700       0.0700    0.0000
      577       TENNESSEE                     0.5400      0.4700        0.0700       0.0700    0.0000
      762       FLORIDA                       0.5400      0.0000        0.0700       0.0716    0.0000
      850       NORTH CAROLINA                0.5400      0.2900        0.0700       0.0604    0.0000
      894       SOUTH CAROLINA                0.5400      0.3600        0.0700       0.0790    0.0000
      938       MISSISSIPPI                   0.5400      0.4700        0.0700       0.1090    0.0000
      1691      ARKANSAS                      0.5400      0.5400        0.0700       0.0700    0.0000
      1885      MISSOURI                      0.5400      0.8200        0.0100       0.0509    0.0000
      1965      OKLAHOMA                      0.5400      0.5400        0.0700       0.0700    0.0000
      2011      OKLAHOMA                      0.5400      0.5400        0.0700       0.0700    0.0000
      2121      TEXAS                         0.5400      0.4700        0.0700       0.1090    0.0000
      2153      TEXAS                         0.5400      0.4700        0.0700       0.1085    0.0000
      4332      GEORGIA                       0.5400      0.3500        0.0700       0.0812    0.0000
      4425      GEORGIA                       0.5400      0.4700        0.0700       0.1085    0.0000

75    CITIZENS ALLTEL II
      2354      NEVADA                        0.8200      0.0000        0.0800       0.2270    0.0000
      4432      OREGON                        0.8200      0.0000        0.0800       0.0971    0.0000
      4449      ARIZONA                       0.8200      0.6500        0.0800       0.0490    0.0000
      4450      NEW MEXICO                    0.8200      0.6500        0.0800       0.0490    0.0000

76    CITIZENS VIA ALLTEL
      96        NEW YORK                      0.0000      0.0000        0.0762       0.0762    0.0900
      157       PENNSYLVANIA                  0.5400      0.4700        0.0650       0.1035    0.0000
      270       WEST VIRGINIA                 0.8200      0.8200        0.6300       0.0630    0.0000
      577       TENNESSEE                     0.8200      0.0000        0.6300       0.0560    0.0000
      4336      TENNESSEE                     0.0000      0.0000        0.0634       0.0634    0.0000

81    INDEPENDENT NECA SVC.                   0.3000      0.3000        0.2500       0.2500    0.0000


87    GTE CONTEL                              0.4700      0.4700        0.7000       0.7000    0.0900


91    CHILLICOTHE TEL. CO.                    0.0000      0.0000        0.3000       0.3000    0.0000


92    PACIFIC TELCOM                          0.3000      0.3000        0.2500       0.2500    0.0000


93    CENTURY TELEPHONE                       0.3900      0.1979        0.1300       0.1355    0.0000


94    ILLUMINET                               0.3750      0.3750        0.3000       0.3000    0.0000

                              COMPANY CONFIDENTIAL

                                   EXHIBIT "C"

                                     PRICING

                          EFFECTIVE SEPTEMBER 1, 1997

(1)      U.S. BILLING, MOST FAVORED PROCESSING FEES:

               Volume               RATE RCD          1 Year           2 Year         3 Year
               ------               --------          ------           ------         ------
          0 -250,000              LEC Charge +        $0.0525          $0.0525        $0.0525
          Next 250,000            LEC Charge +        $0.0525          $0.0485        $0.0440
          Next 500,000            LEC Charge +        $0.0475          $0.0435        $0.0390
          Next 1,000,000          LEC Charge +        $0.0435          $0.0395        $0.0350
          Next 1,000,000          LEC Charge +        $0.0405          $0.0365        $0.0320
          Next 1,000,000          LEC Charge +        $0.0385          $0.0345        $0.0300
          Next 2,000,000          LEC Charge +        $0.0385          $0.0345        $0.0225
          Next 4,000,000          LEC Charge +        $0.0385          $0.0345        $0.0185
          Over 10,000,000         LEC Charge +        $0.0385          $0.0345        $0.0150

         USBI's most favored Processing Fees are in addition to the USBI's contractual LEC Processing Fees as outlined in Exhibit "B" attached hereto which are calculated monthly as described 'in paragraph 4.(f) hereof.

         If Customer elects an initial term of this Agreement of two (2) or three (3) years, Customer acknowledges and agrees to pay a minimum monthly processing fee of at least $13,125/month (250,000 records/month times $.0525/record), for the entire two (2) or three (3) year term of the Agreement.

(2)      END USER CUSTOMER SERVICE INQUIRY, INVESTIGATION AND REBATE:
         USBI will perform End User customer service inquiry, investigation and rebate for those areas where the LEC billing and collection agreements provide for such: Customer will be charged a total of $2.50 for each customer service inquiry, investigation or rebate handled by USBI on behalf of Customer.

(3)      MINIMUM USBI PROCESSING FEE PER TRANSMISSION:
         For each submission of EMI Billing Records to USBI, Customer shall not pay a minimum USBI Processing Fee. Customer will not submit more than once per week its EMI Billing Records.

(4)      ACCOUNTS RECEIVABLES RECONCILIATION SYSTEM - FASTRACK:
         Customer shall pay an initial, one-time fee for USBI's accounts receivable reconciliation system known as FASTRACK. The charge is one thousand five hundred dollars ($1,500) for the first library code and five hundred dollars ($500) for each additional library code. There is no charge for weekly accounts removable status updates.
         -----------------
         USBI's extended term processing fees are applied separately to the monthly volume of EMI billing records processed for each library code assigned to Customer. However, at Customer's option USBI will aggregate the total volume of call records submitted under each library code to calculate the combined volume to determine the USBI processing fee. Should Customer so elect, Customer must submit to USBI its election in a letter signed by an owner or officer of the Company stating its election and authorizing USBI to charge and to deduct from amount due Customer a total of $1,000 per month for each library code, after the first, assigned to customer. COMPANY CONFIDENTIAL

                                   EXHIBIT "D"

                          MTS CALL COMPLETION CRITERIA

A MTS call is completed if some type of direct communication or hardware or software answer detection has been established between the originating person and the terminating location. Collect and third number billed calls must be verified that the receiving party or third party agrees to accept the charges for the call if automated technologies are used, the receiving party must positively acknowledge the acceptance of the call. In the case of person-to-person calls, the operator must verify that the receiving party is the person whom the originating party requested. For other direct dialed, automated calling card or operator assisted calls, the call shall be considered completed when the connection is verified by means of hardware or software detection as required by Federal, state and local regulatory authorities.

In those cases where the Customer cannot determine the exact time the terminating person has gone "off hook" (beginning of communication with the originating party), and Federal, state or local regulatory authorities do not require hardware or software answer detection, a call shall be considered to be connected if the originating and receiving parties hold the connection for more than thirty-six (36) seconds.

Calls for four hundred eighty (480) minutes (8 hours) or more are not considered valid, completed calls and will not be billed.

Calls to operators, customer announcements, busy signals or ringing shall not be considered completed calls and shall not be billed.

                              COMPANY CONFIDENTIAL

                                   EXHIBIT "E"

                 EXCHANGE MESSAGE INTERFACE (EMI) BILLING RECORD

The following Bellcore EMI billing record formats will be processed by USBI for the LECs that are capable of billing and collecting for services using the following EMI billing record format

RECORD ID
010101 Domestic Message Telephone Service (MTS) Charge
010132 Domestic Directory Assistance Charge
010201 North American Originated and Billable International Charge 425001 Miscellaneous Recurring and Non-Recurring Service Charge
202203 Pack Header Record
202204 Pack Trailer Record

                              COMPANY CONFIDENTIAL

                                   EXHIBIT "F"

                  USBI PROCEDURES FOR END USER CUSTOMER SERVICE

                      INQUIRIES, INVESTIGATIONS AND REBATES

                                   PAGE 1 OF 2

I. For those LECs whose billing and collection agreements provide for USBI to provide End User inquiry, investigation and rebate, USBI's toll-free "800" number will appear on the End User's LEC telephone bill to be used for resolution of any issues associated with the End User's bill.

      At the time of the initial call from an End User, USBI's customer service representative will request the End User's bill number in order to access USBI's portion of the End User's bill. Once the account has been accessed, the End User will be identified. If the End User is disputing any of the following:

      (a)     Denying All Knowledge (DAK);
      (b)     Calls Not Connecting (CNC);
      (c)     Rates; or
      (d)     Fraudulent calls,

then an automated internal credit form will be prepared which contains the following information:

      (a)     Bill name, number and address;
      (b)     Reason and dollar amount in dispute; and
      (c)     Copy of the EMI Billing Records being disputed.

II. This information will be forwarded to USBI's Investigations Department. All inquiries over fifty dollars ($50.00) will be investigated. Basic investigation procedure shall be to investigate all End User's bills where the End User denies all knowledge (DAKs) of any and/or all records billed to them through USBI. Upon receipt of the internal credit form and the printout of the End Users' records, the following procedures shall be followed:

      (A) Notify the LEC that an End User has denied all knowledge of the telecommunication services being billed through USBI and that an investigation will be conducted to determine the validity of such claim. The following information will be given:

              (1)      End User's full name and address;
              (2)      Telephone number,
              (3)      Statement date; and
              (4)      Amount in dispute

      (B) Maintain details of all conversations when investigating the calls (i.e., person's name, complete telephone number, date and time of each call).

      (C) Maintain contact with the End User and the LEC concerning the results of investigation.

                              COMPANY CONFIDENTIAL

                                   EXHIBIT "F"

                  USBI PROCEDURES FOR END USER CUSTOMER SERVICE

                      INQUIRIES, INVESTIGATIONS AND REBATES

                                   PAGE 2 OF 2

         (D) Notify Customer daily of all DAKs that exceed seventy-five dollars ($75.00) Notification will include the origination number.

III. Verification with the LEC if the End credit card has been canceled, and when. Any records billed after the credit card cancellation date shall be refunded 100% to the End User. Access numbers on computer to determine if other calls have been billed to the End User. Call sufficient telephone numbers listed to determine if the receiving parties know the End User who is disputing the calls.

IV. The next step will be to call the LEC to inform them that the bill was fraudulent or resolved, and that USBI will let the End User know how USBI will proceed. A log of all calls and rate adjustments will be kept for end-of-month reports. A confirmation letter will be mailed to the End User, and the LEC will be advised of the approval or denial of credit.

V. Investigation process will be complete at this time.

VI. The following items procedures will be followed for a End User who receives a refund check:

         (A) Verify that no duplicate check has been issued previously to the same End User.

         (B) Issue a refund check for the amount approved by the investigation department.

         (C) Prepare a letter of explanation to accompany the check being mailed to the End User.

VII. The following procedures will be utilized for credit issued through Bell Operating Companies (BOCs):

         (A) IC/EC memorandum will be issued for the amount approved by the investigation department or an electronic EMI credit record will be prepared.

         (B) IC/EC memorandum will be mailed to the End User's Local Exchange Carrier for credit towards End User's account or EMI credit record will be submitted with the next billing submission.

The above procedures for refund checks, electronic EMI credit records and IC/EC memorandums usually take a total of five (5) Business Days.

                              COMPANY CONFIDENTIAL

                                   EXHIBIT "G"

                              USBI BAD DEBT FACTOR

                         FOR PERIOD 08/01/96 - 07/31/97

                                   PAGE 1 OF 2

           LEC NAME                                                          CHARGE
BELL OPERATING COMPANIES:
10       NYNEX
         9102     NEW ENGLAND TELEPHONE                                       .0321
         9104     NEW YORK TELEPHONE                                          .1293

12       SNET
         9147     SOUTHERN NEW ENGLAND                                         NA

14       BELL ATLANTIC
         9206     NEW JERSEY BELL                                             .0460
         9208     PENNSYLVANIA BELL                                           .0428
         9210     DIAMOND STATE                                               .0366
         9211     C&P OF WASHINGTON, D.C.                                     .0713
         9212     C&P OF MARYLAND                                             .0318
         9213     C&P OF VIRGINIA                                             .0227
         9214     C&P OF WEST VIRGINIA                                        .0214

16       AMERITECH
         9321     OHIO BELL                                                   .0294
         9323     MICHIGAN BELL                                               .0300
         9325     INDIANA BELL                                                .0300
         9327     WISCONSIN BELL                                              .0300
         9329     ILLINOIS BELL                                               .0300

18       CINCINNATI BELL
         9348     CINCINNATI BELL                                             .0265

20       BELLSOUTH
         9417     SOUTHERN BELL                                               .0263
         9419     SOUTH CENTRAL BELL                                          .0272

22       SOUTHWESTERN BELL
         9533     SOUTHWESTERN BELL                                           .0416

24       U.S. WEST
         9631     U.S. WEST - EASTERN                                         .0984
         9636     U.S. WEST - CENTRAL                                         .0432
         9638     U.S. WEST - WESTERN                                         .0722

26       PACTELIS
         9740     PACIFIC BELL                                                .0609
         9742     NEVADA BELL                                                 .0361


                              COMPANY CONFIDENTIAL

                                   EXHIBIT "G"

                              USBI BAD DEBT FACTOR

                         FOR PERIOD 08/01/96 - 07/31/97

                                   PAGE 2 OF 2

                       LEC NAME                                                      CHARGE

GTE COMPANIES:
30       GTE SOUTH                                                                   .0577


40       GTE NORTH                                                                   .0365


46       GTE CENTRAL                                                                 .0425


52       GTE WEST                                                                    .0620


53       CITIZENS VIA GTE                                                            .0308


87       GTE CONTEL COMPANIES                                                         N/A

INDEPENDENTS:
28       TELECOM - CANADA                                                             N/A


58       UNITED FLORIDA                                                              .0332


62       UNITED MIDWEST                                                              .0391


63       SPRINT MID ATLANTIC TELECOM                                                 .0245


66       UNITED NORTH CENTRAL                                                        .0011


74       ALLTEL                                                                      .0376


75       CITIZENS ALLTEL II                                                           N/A

76       CITIZENS VIA ALLTEL                                                         .0052


81       INDEPENDENT NECA SVC.                                                        N/A

91       CHILLICOTHE TELEPHONE COMPANY                                                N/A

92       PACIFIC TELCOM                                                               N/A

93       CENTURY TELEPHONE                                                            N/A

94       ILLUMINET                                                                   .0070




                              COMPANY CONFIDENTIAL

                                 AMENDMENT NO. 1


         This Amendment amends the Residential Distributor Program Agreement, dated January 5, 1998 ("Agreement"), by and between LCI International Telecom Corp ("LCI") and Quintelcomm, Inc. ("Representative").

1.       The Agreement is hereby amended as follows:

         A. This Amendment shall be effective for May and June 1998 and July 1998 only. Representative shall obtain {at least 100,000 newly installed Customers} for the Services in each of May and June and July 1998, after completing {the "GBUS" order entry process}. The commissions due as a result of the {first usage for the first 40,000 such Customers} each month shall be as set forth in the Agreement. The commissions due as a result of the first usage for {the next 60,000 such Customers each month shall be as follows: $25.00 on "first usage" and, provided there has been "first usage", $20.00 for each such Customer who remains on the Service for at least thirty (30) days following "CARE" confirmation, with no Usage Commission payable.} A new "channel/org code" shall be used for such Customers {in excess of 40,000}. Commission payments under this Amendment may be made based on good faith estimates by LCI. A "true up" shall be performed when adequate and accurate reporting is available and additional payments or chargebacks, as applicable, shall be made.

                  Notwithstanding anything in the Agreement to the contrary, in May and June and July 1998 Representative may market for a competitor of LCI provided 1) such marketing does not include a promotion that is being marketed by Representative for LCI, 2) the segment of Representative's database used for such marketing shall be separate and distinct from that used or to be used for marketing on behalf of LCI and 3) no LCI Customers shall be solicited.

                  After obtaining {at least 100,000 newly GBUS installed Customers} in May 1998, Representative may, following written notice to LCI, accelerate the start of obtaining the

         {"second" 100,000 newly GBUS installed Customers}, that would otherwise begin in June.

         B. All capitalized terms not defined in the Amendment shall be as defined in the Agreement.

II.      All other terms and conditions of the Agreement remain unchanged.

LCI International Telecom Corp.

By       /s/John C. Taylor                       Date   5-29-98
         ---------------------------                    ------------------
John C. Taylor, SVP Consumer Markets
(Print Name and Title)


Quintelcomm, Inc.

By      /s/Jeffrey Schwartz                     Date    5-26-98
        -----------------------------                   ------------------
Jeffrey Schwartz, COB
(Print Name and Title)


                                       2